                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Plan of MessageMedia, Inc. (formerly known as First Virtual Holdings Incorporated) of our report dated January 16, 1998, except for the first paragraph of Note 6 and Note 10, for which the date is March 20, 1998, with respect to the financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP



San Diego, California
January 14, 1999